Exhibit 99

RULE 13d-1(k)(1) AGREEMENT

The undersigned persons, on August 19, 2026, agree and consent to the joint filing on their behalf of this Schedule 13D in connection with their beneficial ownership of the Common Shares of Fidelity Multi-Strategy Credit Fund at August 17, 2026.

FMR LLC

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 3, 2023, by and on behalf of FMR LLC and its direct and indirect subsidiaries*

Abigail P. Johnson

By /s/ Stephanie J. Brown
Stephanie J. Brown
Duly authorized under Power of Attorney effective as of January 26, 2023, by and on behalf of Abigail P. Johnson**

* This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 10, 2023, accession number:
0000315066-23-000003.

** This power of attorney is incorporated herein by reference to Exhibit 24 to the Schedule 13G filed by FMR LLC on January 31, 2023, accession number:
0000315066-23-000038.